UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    September 18, 2009

The Bank Holdings

(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    775.853.8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01, Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 18 2009, The Bank Holdings, the holding company for Nevada Security Bank, gave formal written notice to the NASDAQ Stock Market (“NASDAQ”) of the Company’s intention to voluntarily delist its common stock from the NASDAQ Capital Market.  The Board of Directors of The Bank Holdings voted to take this action on September 10, 2009.  At that time, the Board was aware that its minimum bid price had remained below the limits of Nasdaq for a period of time greater than that allowed under the Nasdaq Listing Rule 5550(a)(2).  On September 15, 2009, the Company received notice from Nasdaq of this fact and that its shares would be delisted by Nasdaq if it did not regain compliance within a 180 day grace period.  As the Company had already determined it to be in its best interest to voluntarily delist prior to receiving the letter, it proceeded to notify Nasdaq of its decision, which it did on September 18, 2009, and it will not seek to regain compliance with the Nasdaq Listing Rule.

A copy of the Company’s press release describing the reasons for its decision and details of the notification is attached to the report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

September18, 2009	By:	/s/ Jack B. Buchold
Name: Jack B. Buchold
Title: Chief Financial Officer